Exhibit 10.16

Ninth Amended and Restated Rent Supplement

(ERCOT Transmission Lease)

February 28, 2018

This Ninth Amended and Restated Rent Supplement (this “Ninth Amended Supplement”) between Sharyland Distribution & Transmission Services, L.L.C. (“Lessor”) and Sharyland Utilities, L.P. (“Lessee”) is executed and delivered on February 28, 2018, to memorialize supplements to the ERCOT Transmission Lease (as defined below), effective as of January 1, 2018. Capitalized terms used herein that are not otherwise defined will have the meanings assigned to them in the ERCOT Transmission Lease.

WHEREAS, Lessor and Lessee are Parties to a Lease Agreement (ERCOT Transmission Assets) dated December 1, 2014 (as amended from time to time in accordance with its terms, the “ERCOT Transmission Lease”);

WHEREAS, on December 31, 2017, the Parties executed an Eighth Amended and Restated Rent Supplement (ERCOT Transmission Lease) effective as of January 1, 2018 (the “Eighth Amended Supplement”);

WHEREAS, the Incremental CapEx for 2017 was different than expected by the Eighth Amended Supplement, and the Parties wish to effect a Rent Validation (as set forth in Section 3.2(c) of the ERCOT Transmission Lease) and to amend and restate the Eighth Amended Supplement to memorialize the effect of such difference; and

WHEREAS, as a result of this Rent Validation, a one-time payment set forth below is owed by Lessee and will be paid within 30 days after execution hereof.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree to the following:

1.The Eighth Amended Supplement is hereby amended and restated in its entirety as set forth below.

2.The ERCOT Transmission Lease, except as supplemented by this Ninth Amended Supplement, shall remain in full force and effect.

Incremental CapEx:
	2014	$ 18,470,677
	2015	$ 22,517,350
	2016 2017	$ 9,050,252 $ 4,217,866#
	2018	$ 759,766*

# Represents the “validated” aggregate amount of 2017 Incremental CapEx, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the ERCOT Transmission Lease, and, as part of this Rent Validation, the Parties have restated the aggregate amount of 2017 Incremental CapEx placed in-service, consisting of (i) the amount of 2017 Incremental CapEx placed in service as of the balance sheet date reflected in Lessee’s first 2017 Regulatory Order (“First 2017 CapEx”); (ii) the amount of 2017 Incremental CapEx placed in service as of the balance sheet date reflected in Lessee’s second 2017 Regulatory Order (“Second 2017 CapEx”); and (iii) the amount of 2017 Incremental CapEx placed in service throughout the remainder of 2017 (“2017 Stub-Year CapEx”), together with the weighted average in-service dates of 2017 Incremental CapEx and the effective dates for the first and second 2017 Regulatory Orders. A “Regulatory Order” is

ERCOT Transmission Lease

defined as either (i) the PUCT’s approval of Lessee’s application for updated wholesale transmission rates or (ii) final resolution or settlement of a rate case applicable to Lessee’s transmission rates (but, for the avoidance of doubt, does not include the order approving the asset exchange transaction consummated on November 9, 2017, the dismissal of the Parties’ rate case filed in 2016 or associated orders in connection therewith). The aggregate amount of 2017 Incremental CapEx has been restated to $4,217,866, with a weighted average in-service date of March 1, 2017. The aggregate amount of estimated 2017 Incremental CapEx included in the Eighth Amended Supplement was $4,553,684, with a weighted average in-service date of June 1, 2017. The Parties placed in service $0 of First 2017 CapEx, which was included in the first 2017 Regulatory Order that became effective on April 14, 2017; an aggregate of $4,191,071 of Second 2017 CapEx, which was included in the second 2017 Regulatory Order that became effective on October 26, 2017; and an aggregate of $26,795 of 2017 Stub-Year CapEx, which has not yet been included in a Regulatory Order. The amount of First 2017 CapEx included in the Eighth Amended Supplement was $0, the aggregate amount of Second 2017 CapEx included in the Eighth Amended Supplement was $4,553,684 and the amount of 2017 Stub-Year CapEx included in the Eighth Amended Supplement was $0. As set forth in the Eighth Amended Supplement, the Parties expected the first 2017 Regulatory Order to be effective on May 1, 2017, the second 2017 Regulatory Order to be effective on March 1, 2018 and the first 2018 Regulatory Order to be effective on June 1, 2018.

* Represents the aggregate amount of Incremental CapEx the Parties expect to be placed in service in 2018. Rent supplements with respect to this Incremental CapEx were agreed to and memorialized as part of the Eighth Amended Supplement. Of the 2018 Incremental CapEx, $0 is expected to be in service as of the balance sheet date reflected in Lessee’s first 2018 Regulatory Order (“First 2018 CapEx”), $0 is expected to be in service as of the balance sheet date reflected in Lessee’s second 2018 Regulatory Order (“Second 2018 CapEx”), and an aggregate of $759,766 is expected to be placed in service throughout the remainder of 2018 (“2018 Stub-Year CapEx”) and included in the first 2019 Regulatory Order. The Parties expect the First 2018 CapEx, Second 2018 CapEx and 2018 Stub-Year CapEx, collectively, to have a weighted average in-service date of November 1, 2018. The Parties expect the first 2018 Regulatory Order to be effective on June 1, 2018, the second 2018 Regulatory Order to be effective on September 1, 2018 and the first 2019 Regulatory Order to be effective on May 1, 2019. The Parties have agreed that any Rent Validation with respect to First 2018 CapEx, Second 2018 CapEx or 2018 Stub-Year CapEx will use the actual effective dates of the applicable Regulatory Order (to the extent known), but will otherwise be determined in accordance with Section 3.2(c) of the ERCOT Transmission Lease.

Lessee CapEx:
2014	$ 0
2015	$ 0
2016	$ 0
2017	$ 0
2018	$ 0

Base Rent:
	2014	$ 484,276
	2015	$2,477,452
	2016	$4,601,290
	2017	$4,855,027#
	2018	$5,056,079*
	2019	$4,937,862**
	2020	$4,794,596
	2021	$4,624,802
	2022	$4,460,124

ERCOT Transmission Lease

# Represents the “validated” amount of 2017 Base Rent, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the ERCOT Transmission Lease, and, as part of this Rent Validation, the amount of 2017 Base Rent has been restated. The amount of 2017 Base Rent included in the Eighth Amended Supplement was $4,780,089, including 2017 Base Rent payments of $398,341 on the 15th day of each month beginning on March 15, 2017 through June 15, 2017 (with respect to January 2017 through April 2017) and $398,341 on the 15th day of each month beginning on July 15, 2017 through February 15, 2018 (with respect to May 2017 through December 2017), with the increase in monthly Base Rent reflecting 2016 Stub-Year CapEx and commencing May 1, 2017, which was the expected effective date of Lessee’s first 2017 Regulatory Order. Lessee owes Lessor $74,938 (the difference between the amount set forth as Base Rent above and the aggregate amount of monthly Base Rent set forth in this footnote), in validated Base Rent, and will make the validation payment set forth under “Validation Payment” below within 30 days of the date hereof.

* Lessee will make a monthly 2018 Base Rent payment of $421,208 on the 15th day of each month beginning on March 15, 2018 and July 15, 2018 (with respect to January 2018 through May 2018). Lessee will then make a 2018 Base Rent payment of $421,434 on the 15th day of each month beginning on August 15, 2018 through October 15, 2018 (with respect to June 2018 through August 2018), with the increase in monthly Base Rent reflecting 2017 Stub-Year CapEx and First 2018 CapEx and commencing June 1, 2018, which is the expected effective date of Lessee’s first 2018 Regulatory Order. Lessee will then make a 2018 Base Rent payment of $421,434 on the 15th day of each month beginning on November 15, 2018 through February 15, 2019 (with respect to September 2018 through December 2018), with the increase in monthly Base Rent reflecting Second 2018 CapEx and commencing September 1, 2018, which is the expected effective date of Lessee’s second 2018 Regulatory Order.

** Lessee will make a monthly 2019 Base Rent payment of $406,435 on the 15th day of each month beginning on March 15, 2019 through June 15, 2019 (with respect to January 2019 through April 2019). Lessee will then make a monthly 2019 Base Rent payment of $414,015 on the 15th day of each month beginning on July 15, 2019 through February 15, 2020 (with respect to May 2019 through December 2019), with the increase in monthly Base Rent reflecting 2018 Stub-Year CapEx and commencing May 1, 2019, which is the expected effective date of Lessee’s first 2019 Regulatory Order.

Percentage Rent Percentages:
	2014	35.8%
	2015	35.1%
	2016	31.1%
	2017	28.2%#
	2018	27.2%
	2019	26.2%
	2020	25.3%
	2021	24.4%
	2022	23.5%

# Represents the “validated” percentage applicable to 2017 Percentage Rent, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the ERCOT Transmission Lease and, as part of this Rent Validation, the 2017 percentage has been restated. The 2017 percentage included in the Eighth Amended Supplement was 28.2% (i.e., even though the percentage has not changed it has been “validated” pursuant to this Rent Validation).

Annual Percentage Rent
Breakpoints:
	2014	$ 484,276
	2015	$2,477,452
	2016	$4,664,546

ERCOT Transmission Lease

2017	$4,879,227#
2018	$5,056,079*
2019	$4,937,862**
2020	$4,794,596**
2021	$4,624,802**
2022	$4,460,124**

# Represents the “validated” 2017 Annual Percentage Rent Breakpoint, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the ERCOT Transmission Lease, and, as part of this Rent Validation, the 2017 Annual Percentage Rent Breakpoint has been restated. The 2017 Annual Percentage Rent Breakpoint included in the Eighth Amended Supplement was $4,804,290.

* The 2018 Annual Percentage Rent Breakpoint reflects the assumptions set forth above regarding the timing of the first 2018 Regulatory Order and the second 2018 Regulatory Order, as well as the amount of First 2018 CapEx and Second 2018 CapEx.

** The 2019-2022 Annual Percentage Rent Breakpoints reflect the same assumptions as the 2018 Annual Percentage Rent Breakpoint, in addition to the assumptions set forth above regarding the timing of the first 2019 Regulatory Order and the amount of 2018 Stub-Year CapEx.

Revenues Attributable to
Lessee CapEx:
	2014	$ 0
	2015	$ 0
	2016	$ 0
	2017	$ 0
	2018	$ 0
	2019	$ 0
	2020	$ 0
	2021	$ 0
	2022	$ 0

Validation Payment:  As a result of the validation described above, pursuant to Section 3.2(c) of the ERCOT Transmission Lease, Lessee will pay Lessor $65,995, within 30 days following execution hereof, of which $74,938 is attributable to validated Base Rent and $(8,942) is attributable to the validation of Percentage Rent.

TCOS Allocation:	before October 3, 2014: 0%
between October 3, 2014 and March 31, 2015: 2.1%
between April 1, 2015 and October 31, 2015: 2.1%
between November 1, 2015 and June 12, 2016: 3.6%
between June 13, 2016 and September 22, 2016: 4.1%
between September 23, 2016 and April 13, 2017: 3.6%
between April 14, 2017 and October 25, 2017: 3.6%
between October 26, 2017 and November 9, 2017: 3.7%
between November 10, 2017 and May 31, 2018: 2.9%
between June 1, 2018 and August 31, 2018: 2.9%
starting September 1, 2018: 2.8%

Term of Rent Supplement:Expires 12/31/22

ERCOT Transmission Lease

The Parties have executed this Ninth Amended Supplement to the ERCOT Transmission Lease as of the date set forth above.

SHARYLAND UTILITIES, L.P.

By:	/s/ Greg Wilks
Name:	Greg Wilks
Title:	Chief Financial Officer

SHARYLAND DISTRIBUTION & TRANSMISSION SERVICES, L.L.C.

By:	/s/ Brant Meleski
Name:	Brant Meleski
Title:	Chief Financial Officer

ERCOT Transmission Lease